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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   December 30, 1996
                                                          -----------------


                            HERSHEY FOODS CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        I-183             23-0691590
     --------                        -----             ----------
(State or other jurisdiction       (Commission     (I.R.S. Employer
  of incorporation)                 File Number)    Identification No.)


     100 Crystal A Drive, Hershey, Pennsylvania              17033
     ------------------------------------------              -----
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (717) 534-6799
                                                      ---------------















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                             Exhibit Index - Page 3


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                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

      On December 30, 1996, Hershey Foods Corporation ("Hershey") completed the acquisition of the Leaf North America confectionery operations of Huhtamaki Oy ("Huhtamaki"). On that date, Hershey also completed the sale of its European operations, Gubor Holding GmbH ("Gubor") and Sperlari Srl ("Sperlari"), to Huhtamaki. The consideration paid by Hershey to Huhtamaki, after taking into account Huhtamaki's purchase of Gubor and Sperlari, was approximately US $330 million.

      In addition, Hershey and Huhtamaki entered into a trademark license arrangement on December 30, 1996. Pursuant to the terms of this licensing arrangement Hershey will have the right to manufacture, market and distribute products under the licensed trademarks in North, Central and South America. The trademarks licensed to Hershey under the licensing arrangement include JOLLY RANCHER, WHOPPERS, GOOD & PLENTY, PAYDAY, HEATH, MILK DUDS, XYLIFRESH, SUPER BUBBLE and RAINBLO.

      Hershey Foods announced the completion of the above transactions in a press release dated December 30, 1996, incorporated herein by reference and a copy of which is filed herewith as Exhibit 99.



                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 10, 1997


                            HERSHEY FOODS CORPORATION



                             By /s/ Robert M. Reese
                                 Robert M. Reese
                                 Vice President,
                          General Counsel and Secretary


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                             Exhibit Index - Page 3


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                                  Exhibit Index


Exhibit No.                     Description

99                   Press Release dated December 30, 1996



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